UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2015

CYALUME TECHNOLOGIES HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-52247	20-3200738
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

910 SE 17th Street, Suite 300	33316
Fort Lauderdale, Florida	(Zip Code)
(Address of Principal Executive Offices)

(954) 315-4939

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2014 Equity Incentive Plan

On February 15, 2015, which was 20 days after the distribution to stockholders of Cyalume Technologies Holdings, Inc. (the “Company”) of the definitive information statement on Schedule 14C filed by the Company with the Securities Exchange Commission on January 26, 2015 (the “Information Statement”), the Cyalume Technologies Holdings, Inc. 2014 Equity Incentive Plan (the “Plan”) was adopted by the Company’s stockholders. The Plan had previously been approved by the Company’s Board of Directors (the “Board”) on October 7, 2014, and by holders of a majority of the voting rights of the Company’s outstanding capital stock on January on January 7, 2015, as described in the Information Statement.

Pursuant to the Plan, the compensation committee of the Board (the “Compensation Committee”) is authorized to grant equity awards to officers, directors, employees and/or consultants who provide services to the Company or any subsidiary of the Company. Under the Plan, a total of 10,000,000 shares of the Company’s common stock are reserved and available for delivery pursuant to awards granted under the Plan.

A summary of the Plan is set forth in the Information Statement. Such summary and the foregoing description of the Plan is are qualified in its entirety by reference to the text of the Plan, which is attached as Exhibit B to the Information Statement and incorporated herein by reference.

Option Grants

Effective as of February 15, 2015, the Company granted stock options to each of its executive officers and directors. Such stock options had previously been approved by the Compensation Committee on November 21, 2014, subject to the effectiveness of the adoption of the Plan. Such grants included the following grants to the Company’s executive officers:

Executive Officer	No. of Shares Subject to Option

Zivi Nedivi, President and Chief Executive Officer	5,015,891

Dale Baker, Chief Operating Officer	1,504,767

Michael Bielonko, Chief Financial Officer	324,749

Each of such options has an exercise price of $0.09 per share (the closing price of the Company’s common stock on November 21, 2014, the date the grants were approved by the Compensation Committee). The options granted to Mr. Nedivi and Mr. Baker were granted outside of the Plan and are subject to vesting over four years from November 21, 2014, in four equal annual installments commencing on the November 21, 2015 with the final installment occurring on November 21, 2018, provided that no portion of such options shall vest unless and until (i) the Company’s senior debt and junior debt have both been re-financed such that the total cost of new money shall not exceed 25% per annum including cash and PIK interest and the cost of warrants (unless subsequently increased by the Board) or (ii) the Company is sold for a purchase price of at least $35 million of enterprise value (in which case such options would vest in full). In connection with the grant of such options, the options previously granted to East Shore Ventures, LLC and Mr. Baker to purchase up to 1,036,104 shares and 350,000 shares, respectively, of the Company’s common stock was canceled by mutual agreement of the Company and such persons. The options granted to Mr. Bielonko were granted pursuant to the Plan and shall vest in full on December 31, 2015, subject to Mr. Bielonko continuing to have served as Chief Financial Officer until the earlier of December 31, 2015 or such earlier date on which he may be released by the Company’s Chief Executive Officer.

Item 5.03           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 19, 2015, Cyalume Technologies Holdings, Inc. (the “Company”) filed an amendment (the “Certificate of Amendment”) to the Company’s Fifth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, increasing the number of authorized shares of the Company’s common stock from 100,000,000 to 150,000,000, as more fully described in the definitive information statement on Schedule 14C filed by the Company with the Securities Exchange Commission on January 26, 2015. A copy of the Certificate of Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibit

Exhibit No.	Description

3.1	Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on February 19, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

CYALUME TECHNOLOGIES HOLDINGS, INC.

By	/s/ Michael Bielonko
Name:	Michael Bielonko
Title:	Chief Financial Officer

Date: February 19, 2015

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on February 19, 2015.

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